BY-LAWS

                                      of

                                 CILCORP Inc.

                     (As Amended Effective April 25, 1995)


                                   ARTICLE I

                                    OFFICES

          The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose business office is identical with such registered office, and may have other offices within or without the State.


                                  ARTICLE II

                                 SHAREHOLDERS

          SECTION l. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the fourth Tuesday of April in each year commencing in 1986, such meeting to be held at such time as determined by the Board of Directors and specified in the notice of such annual meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holi day, such meeting shall be held on the next succeeding business day.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chief Executive Officer, by the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called, for the purpose or purposes stated in the call of the meeting.

          SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation in the City of Peoria, Illinois.

          SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meet ing, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

          SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of sharehold ers, or to receive payment of any dividend, or for the purpose of determining shareholders for any other proper purpose, the Board of Directors may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determina tion of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

          SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corpo ration and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any share holder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

          SECTION 7. QUORUM. A majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders; provided, that if less than a majority of the outstanding shares entitled to vote on a matter are represented at said meeting, a majority of the shares so represented may adjourn the meeting as to that matter at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act of 1983, or the Articles of Incorporation. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

          SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or assent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy.

          SECTION 9. VOTING OF SHARES. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

          SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

          Shares registered in the name of a deceased person, a minor ward or person under legal disability, may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy.

          Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authori ty so to do is contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Shares of the corporation held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

          SECTION 11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

          Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

          Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspec tors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          SECTION 12. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the chairman of the meeting shall order or any shareholder entitled to vote shall demand that voting be by ballot.

                                  ARTICLE III

                                   DIRECTORS

          SECTION l. GENERAL POWERS. The business and affairs of the corpo ration shall be managed by or under the direction of its Board of Directors.

          SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of direc tors of the corporation shall be ten.

          Directors need not be residents of Illinois or shareholders of the corporation. Unless sooner terminated by any other provision hereof, the term of any director shall automatically expire at the first annual meeting of the shareholders following his or her attainment of the age of 67. Provided, however, that the term of any director serving in such capacity and over the age of 60 on August 20, 1993 shall automatically expire at the first annual meeting of the shareholders following his or her attainment of the age of 70. Notwithstanding any other provision hereof, the term of any director who is an officer or other full time employee of the corporation shall automatically expire at the first annual meeting of the shareholders following his or her retirement from employment by the corporation unless such retiree was the Chief Executive Officer of the corporation at the time of retirement, in which case his or her term as a director (unless such term otherwise sooner termi nates) shall automatically terminate at the second annual meeting of share holders following his or her retirement. Any such retiree shall not thereafter be eligible to stand for election to the Board of Directors, except that any such retiree who was the Chief Executive of the corporation at the time of retirement and whose term expires at the annual meeting of shareholders next following his or her retirement shall be eligible to stand for election to a single, additional term of one year, which one-year term shall commence at the annual meeting of shareholders next following the retirement of such Chief Executive Officer. If a vacancy occurs in the Board of Directors prior to the end of what would have been a three-year term but for the provisions of this paragraph, the vacancy shall be filled for the balance of said three-year term in accordance with the provisions of Section 9 of this Article.

          SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

          SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

          SECTION 5. NOTICE. Notice of any special meeting shall be given by written notice to each director at his business address. If mailed, such notice shall be given at least seven days prior to the meeting, and shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, or overnight delivery service, such notice shall be given at least three days prior to the meeting and shall be deemed to be delivered when, in the case of a telegram, it is delivered to the telegraph company, or in the case of overnight delivery service, it is delivered to the carrier. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the trans action of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 6. QUORUM. A majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice. The presence of a director who is directly or indirectly a party to a transac tion to be acted upon by the Board of Directors, or who is otherwise not disinterested, may be counted in determining whether a quorum is present, but the vote of such director may not be counted when the Board of Directors or a committee of the Board takes action on the transaction.

          SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by these By-laws or the Articles of Incorporation. Members of the Board of Directors or of any committee of the Board may participate in and act at a meeting through the use of a conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

          SECTION 8. RESIGNATIONS. A director may resign at any time by giving written notice to the Board of Directors, its chairman, or to the President or Secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date.

          SECTION 9. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy occurring by reason of an increase in the number of directors, shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, provided that the Board of Directors may fill by appointment any such vacancy occurring between meetings of the shareholders. A director appointed by the Board of Directors pursuant to this Section to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected.

          SECTION 10. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All such approvals shall be delivered to the Secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date. Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State of Illinois or with anyone else.

          SECTION 11. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. The directors shall be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this Section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          SECTION 12. REMOVAL OF DIRECTORS. If the notice of a meeting of shareholders shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice, then one or more of such directors may be removed at such meeting by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors. Only the named director or directors may be removed at such meeting and directors may only be removed for cause.

          SECTION 13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she (a) files his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or (b) forwards such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.

          SECTION 14. COMMITTEES. A majority of the directors may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board. Each committee, to the extent specified by the Board of Directors, may exercise the authority of the Board of Directors in the management of the corporation, except as otherwise provided by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall render a report of its proceedings to the Board when required. Unless the resolution of appointment by the Board of Directors requires a greater number, a majority of any committee shall constitute a quorum, and a majority of a quorum shall be necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these By-laws or action of the Board of Directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

          SECTION 15. NOMINATIONS OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or, (b) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 15. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days prior to the first anniversary of the date of the last annual meeting of shareholders. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person,
(iii) the class and number of shares of the corporation which are beneficially owned by the person, and (iv) such other information relating to the person that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the shareholder.

          If the Chairman of the meeting of shareholders shall determine that a nomination was not made in accordance with the foregoing procedure, he or she shall so declare to the meeting and the defective nomination shall be disregarded.


                                  ARTICLE IV

                                   OFFICERS

          SECTION l. NUMBER. The officers of the corporation shall be a Chairman of the Board (if one is elected by the Board of Directors), a Presi dent, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, and a Secretary to be elected by the Board of Directors, and such Assistant Treasurers, Assistant Secretaries, Controller or other officers as may be elected by the Board of Directors or appointed by the Board of Directors or the Chief Executive Officer of the corporation. The Chief Executive Officer of the corporation shall be the Chairman of the Board or the President as designated by the Board of Directors. In the event that a Chairman of the Board is not elected, the President shall be the Chief Executive Officer. Any two or more offices may be held by the same person.

          SECTION 2. ELECTION AND TERM OF OFFICE. The elected officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as shall be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer shall not of itself create contract rights.

          SECTION 3. REMOVAL. Any elected officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any appointed officer may be similarly removed by either the Board of Directors or the Chief Executive Officer of the corporation.

          SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall have such duties and functions as shall be assigned or delegated to him or her from time to time by the Board of Directors. The chairman shall report to the Board of Directors, and shall preside at the meetings of the shareholders and of the Board of Directors.

          SECTION 5. PRESIDENT. Subject to the direction and control of the Board of Directors, the President shall be in charge of the business of the corporation; he or she shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he or she shall discharge all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws, the President may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President may vote all securities which the corporation is entitled to vote except to the extent such authority shall be vested in a different officer or agent of the corporation by the Board of Directors.

          SECTION 6. THE VICE PRESIDENTS. Each Vice President shall assist the President in the discharge of his or her duties, as the President may direct, and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice Presi dent, the Vice Presidents in the order designated by the Board of Directors, or by the President if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws, the Vice President (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

          SECTION 7. THE TREASURER. Subject to the supervision of the Board of Directors and Chief Executive Officer, the Treasurer shall have the custody of all funds and securities of the corporation and charge of the collection of amounts due the corporation. He or she shall disburse the funds of the corporation only upon receipt of properly authorized vouchers and shall keep a record of all receipts and disbursements of funds by him or her. He or she shall have authority to give receipts for moneys paid to the corporation and to endorse checks, drafts and warrants in the name of the corporation.

          SECTION 8. THE SECRETARY. The Secretary shall: (a) record the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-laws; (f) have general charge of the stock transfer books of the corporation; and (g) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Secretary shall have the authority to certify the By-laws, resolutions of the shareholders and Board of Directors and committees thereof, and other docu ments of the corporation as true and correct copies thereof.

          SECTION 9. ASSISTANT TREASURERS, ASSISTANT SECRETARIES, CONTROLLER, AND OTHER OFFICERS. The Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. The Assistant Secretaries may sign with the President, or a Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-laws. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Controller, if one be elected or appointed, shall be the principal accounting officer of the corporation and as such shall have and perform all duties normally incident to the office of principal accounting officer. The Assistant Treasurers, the Assistant Secretaries, the Controller and any other officers shall have and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer of the corporation.

          SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors or, if authorized by the Board, by the Chief Executive Officer of the corporation. No officer shall be prevented from receiving any salary by reason of the fact that he or she is also a director of the corporation.


                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION l. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


                                  ARTICLE VI

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION l. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the President or a Vice President or by such officer as shall be designated by resolution of the Board of Directors and by the Secretary or an Assistant Secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the corporation is organized under Illinois law. If the corporation is authorized and does issue shares of more than one class or of a series within a class, the certificate shall also contain such information or statement with respect thereto as may be required by law.

          The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

          SECTION 2. LOST CERTIFICATES. If a certificate representing shares allegedly has been lost or destroyed, the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

          SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, shall be made only upon surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.


                                  ARTICLE VII

                                INDEMNIFICATION

          SECTION l. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          SECTION 3. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections l and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          SECTION 4. Any indemnification under Sections l and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section l or 2 of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested direc tors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

          SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

          SECTION 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

          SECTION 8. If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

          SECTION 9. For purposes of this Article, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

          SECTION 10. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.


                                 ARTICLE VIII

                                  FISCAL YEAR

          The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.


                                  ARTICLE IX

                                 DISTRIBUTIONS

          The Board of Directors from time to time may authorize, and the corporation may make, distributions to its shareholders in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


                                   ARTICLE X

                                     SEAL

          The corporation shall have a corporate seal with the name of the corporation and the word "Illinois" inscribed about a circle and the phrase "Incorporated 1985" within such circle. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                  ARTICLE XI

                               WAIVER OF NOTICE

          Whenever any notice is required to be given under the provisions of these By-laws, the Articles of Incorporation or the Business Corporation Act of 1983, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.


                                  ARTICLE XII

                                  AMENDMENTS

          In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend or repeal the By-laws (or any portion thereof) of the Corporation. The shareholders of the Corporation are authorized and empowered to adopt, amend or repeal the By-laws only by an affirmative vote of 75% of the shares outstanding and entitled to vote thereon. The By-laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.